Exhibit 10.1

SCHEDULE OF BASE ANNUAL SALARIES FOR EXECUTIVE OFFICERS
(effective September 1, 2012)

Name	Base Salary
Alan I. Kirshner	$700,000
Steven A. Markel	600,000
Anthony F. Markel	150,000
F. Michael Crowley	550,000
Thomas S. Gayner	625,000
Richard R. Whitt, III	625,000
Gerard Albanese, Jr.	475,000
Britton L. Glisson	380,000
Anne G. Waleski	375,000
Bradley J. Kiscaden	375,000